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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2002

WELLPOINT HEALTH NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13083 (Commission File Number)	95-4635504 (IRS Employer Identification Number)
1 WellPoint Way Thousand Oaks, California (Address of principal executive offices)		91362 (Zip Code)

(818) 234-4000
(Registrant's telephone number, including area code)

ITEM 9. REGULATION F-D DISCLOSURE

        Attached as Exhibit 99.1 to this Current Report on Form 8-K is a schedule disclosing the medical membership of WellPoint Health Networks Inc. (the "Company") as of December 31, 1999 and 2000, as of each calendar quarter end during the year ended December 31, 2001 and as of March 31, 2002. As a result of the Company's merger in January 2002 with RightCHOICE Managed Care, Inc. and in order to reflect consistent membership numbers across the Company's various operating subsidiaries, the Company has adopted certain revisions to its medical membership counting methodology. The revisions made are described in greater detail in the footnotes to Exhibit 99.1. The information contained in Exhibit 99.1 was previously contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and in the Company's Current Report on Form 8-K dated May 2, 2002. The membership data as of March 31, 2002 contained in such earlier filings listed as medical members approximately 189,650 members that should have been classified as specialty members. The attached Schedule 99.1 has been revised to properly classify such members.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)—(b)    Not applicable

        (c)    Exhibits

Exhibit No.	Exhibit
99.1	Medical Membership Data of WellPoint Health Networks Inc. as of December 31, 1999 and 2000, March 31, June 30, September 30 and December 31, 2001 and March 31, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT HEALTH NETWORKS INC.

August 13, 2002 (Date)	By:	/s/ ROBERT A. KELLY Robert A. Kelly Assistant Secretary

Exhibit Number	Description of Exhibit	Method of Filing
99.1	Medical Membership Data of WellPoint Health Networks Inc. as of December 31, 1999 and 2000, March 31, June 30, September 30 and December 31, 2001 and March 31, 2002	Filed electronically herewith.

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ITEM 9. REGULATION F-D DISCLOSURE
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE